CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this registration Statement on Form N-1A of Vanguard Whitehall Funds of our reports dated December 15, 2020, relating to the financial statements and financial highlights, which appear in Vanguard Emerging Markets Government Bond Index Fund, Vanguard International Dividend Appreciation Index Fund and Vanguard International High Dividend Yield Index Fund’s Annual Reports on Form N-CSR for the year ended October 31, 2020, of our reports dated December 17, 2020, relating to the financial statements and financial highlights, which appear in Vanguard Global Minimum Volatility Fund, Vanguard Mid-Cap Growth Fund, Vanguard Selected Value Fund and Vanguard International Explorer Fund’s Annual Reports on Form N-CSR for the year ended October 31, 2020, and of our report dated December 21, 2020, relating to the financial statements and financial highlights, which appears in Vanguard High Dividend Yield Index Fund’s Annual Report on Form N-CSR for the year ended October 31, 2020. We also consent to the references to us under the headings “Financial Statements”, “Service Providers—Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

February 23, 2021